UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 12, 2008

Repligen Corporation

(Exact name of Registrant as specified in its Charter)

Delaware	0-14656	04-2729386
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

41 Seyon Street, Bldg. 1, Suite 100, Waltham, MA 02453

(Address of Principal Executive Offices) (Zip Code)

Telephone: (781) 250-0111

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the annual meeting of stockholders of Repligen Corporation (the “Company”) held on September 12, 2008, the Company’s stockholders approved the Second Amended and Restated 2001 Repligen Corporation Stock Plan (the “2001 Plan”) which increases the aggregate number of shares authorized for issuance under the 2001 Plan by 1,000,000 shares to 2,585,778 shares of common stock, plus such number of shares subject to outstanding option grants under the 1992 Repligen Corporation Stock Option Plan (the “1992 Plan”) which expire or terminate for any reason (other than exercise).

Previously, the 2001 Plan only provided for grants of stock options and restricted stock awards. This amendment and restatement was designed to enhance the flexibility of the Compensation Committee in granting stock options and other awards such as stock appreciation rights, grants of restricted stock and performance share awards, to the Company’s officers, employees, non-employee directors and other key persons and to ensure that the Company can continue to grant stock options and other awards to such persons in the manner and at levels determined to be appropriate by the Compensation Committee.

The Company’s executive officers and directors are eligible to receive awards under the 2001 Plan, including stock options and restricted stock units, in accordance with the terms and conditions of the 2001 Plan.

Section 9—Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
Exhibit 10.1	Second Amended and Restated 2001 Repligen Corporation Stock Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Repligen Corporation

Dated: September 18, 2008	By:	/s/ Walter C. Herlihy
	Name: Title:	Walter C. Herlihy President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
Exhibit 10.1	Second Amended and Restated 2001 Repligen Corporation Stock Plan